Exhibit 11.1


                             TEJAS GAS CORPORATION

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)


Three Months Ended March 31,                                   1997       1996
                                                              -------    -------
                                                           (IN THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
Weighted average number of common shares outstanding .....     20,555     17,405
Incremental common shares resulting from
    assumed exercise of stock options based
    on the stock's daily average market price ............       --         --
                                                              -------    -------
Weighted average number of common shares
    outstanding and common equivalent shares
    for primary calculation ..............................     20,555     17,405
Incremental common shares resulting from
    assumed exercise of stock options based
    on the more dilutive of the stock's daily
    average market price or ending price .................       --         --
                                                              -------    -------
Weighted average number of common shares
    outstanding and common equivalent shares
    assuming full dilution ...............................     20,555     17,405
                                                              -------    -------
NET EARNINGS APPLICABLE TO COMMON STOCK ..................    $11,207    $ 8,840
                                                              -------    -------
EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:
    Primary ..............................................    $  0.55    $  0.51
                                                              -------    -------
    Fully-diluted ........................................    $  0.55    $  0.51
                                                              -------    -------

NOTE: Weighted average number of Common Shares outstanding and primary and fully-diluted earnings per common share for the 1996 period have been restated to reflect the three-for-two split of the Common Stock, effected in the form of a stock dividend payable to stockholders of record as of April 26, 1996.

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